Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-212439 and 333-235350),
(2)	Registration Statement (Form S-8 No. 333-204487) pertaining to the Pieris Pharmaceuticals, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan,
(3)

Registration Statement (Form S-8 No. 333-209308) pertaining to the Pieris Pharmaceuticals, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan and Inducement Stock Option Award for Louis Matis, M.D.,

(4)	Registration Statement (Form S-8 No. 333-213771) pertaining to the Pieris Pharmaceuticals, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan,
(5)	Registration Statement (Post-Effective Amendment to Form S-1 on Form S-3 No. 333-202123),
(6)	Registration Statement (Form S-8 No. 333-226733) pertaining to the Pieris Pharmaceuticals, Inc. 2018 Employee, Director and Consultant Equity Incentive Plan,
(7)	Registration Statement (Form S-8 No. 333-226735) pertaining to the Pieris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan,
(8)	Registration Statement (Form S-8 No. 333-233194) pertaining to the Pieris Pharmaceuticals, Inc. 2019 Employee, Director and Consultant Equity Incentive Plan,
(9)	Registration Statement (Form S-8 No. 333-234625) pertaining to the Non-Qualified Stock Option Agreement, dated August 30, 2019,
(10)	Registration Statements (Form S-8 No. 333-243735) pertaining to the Pieris Pharmaceuticals, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan,
(11)	Registration Statement (Form S-3 No. 333-256218 and 333-258497),
(12)	Registration Statement (Form S-8 No. 333-258502) pertaining to the Pieris Pharmaceuticals, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan, as amended and the Inducement Stock Option Award for Tim Demuth, M.D., Ph.D, and
(13)	Registration Statement (Form S-8 No. 333-266539) pertaining to the Pieris Pharmaceuticals, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan, as amended;

of our report dated March 31, 2023, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Pieris Pharmaceuticals, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 31, 2023